                                                                     Exhibit 99s


                               POWERTEL USA, INC.



                                    97-30265


                                   CHAPTER 11
                            MONTHLY OPERATING REPORT
                                  OCTOBER 1998







The Debtor in Possession is filing an incomplete Monthly Operating Report due to the lack of complete records. The former officers of PowerTel, USA. Inc. have not cooperated with the Debtor by providing the necessary information. The Books and Records are missing. Therefore, it is impossible for the Debtor to file a complete Monthly Operating Report.






                                       /s/ Richard A. Cascarilla
                                       -----------------------------------------
                                       RICHARD A. CASCARILLA, PRESIDENT
                                       DEBTOR IN POSSESSION

                                  BALANCE SHEET
                                OCTOBER 31, 1998

                                     Assets

Current Assets:

         Cash                                                            $       654.32
                                                                         --------------
                  Accounts Receivable                   $
                                                        --------------
                  Allowance for Doubtful
                           Accounts                     $
                                                        --------------
                  Accounts Receivable (Net)                              $
                                                                         --------------
                  Inventory                                              $
                                                                         --------------
                  Prepaid Expenses                                       $
                                                                         --------------

                  Total Current Assets                                                   $       654.32
                                                                                         --------------

Property and Equipment (Fair Market Value)

                  Real Property                         $
                                                        --------------
                  Machinery and Equipment               $ 5,700,000.00
                                                        --------------
                  Furniture and Fixtures                $
                                                        --------------
                  Office Equipment                      $
                                                        --------------
                  Leasehold Improvements                $
                                                        --------------
                  Vehicles                              $
                                                        --------------
                  Other                                 $
                                                        --------------

                  Total Property and Equipment                                           $ 5,700,000.00
                                                                                         --------------
Investments:

                   Herth Printing and Business Supply
                            Stock (at Book Value)                                        $   381,680.00
                                                                                         --------------

                   Total Assets:                                                         $ 6,082,334.32
                                                                                         --------------

                                   LIABILITIES
                                OCTOBER 31, 1998

Postpetition Liabilities (Accrued and Unpaid)

         Salaries & Wages                              $
                                                       -------------
         Payroll Taxes                                 $       57.60
                                                       -------------
         Sales Taxes                                   $
                                                       -------------
         Income Taxes                                  $
                                                       -------------
         Real Property Taxes                           $
                                                       -------------
         Personal Property Taxes                       $
                                                       -------------
         Accounts Payable                              $
                                                       -------------
         Postpetition Real Property
                  Lease Arrearages                     $
                                                       -------------
         Postpetition Equipment
                  Lease Arrearages                     $
                                                       -------------
         Accrued Professional Fees
         Other    LOAN SHAREHOLDER                     $    4,000.00
                                                       -------------
                  DIEGOTEL, INC STOCK-BOOK VALUE       $    7,500.00
                                                       -------------

         Total Postpetition Liabilities                                  $   11,557.60
                                                                         -------------

Repetition Liabilities

         Priority Debt (Schedule A-1)                  $
                                                       -------------
         Secured Debt (Schedule A-2)                   $
                                                       -------------
         Unsecured Debt (Schedule A-3)                 $
                                                       -------------

         Total Prepetition Liabilities                                   $
                                                                         -------------

Shareholder's Equity

         Common Stock                                  $
                                                       -------------
         Paid-In Capital                               $6,131,096.00
                                                       -------------
         Retained Earnings                             $  (60,319.28)
                                                       -------------

         Total Shareholder's Equity                                      $6,070,776.72
                                                                         -------------

         Total Liabilities & Equity                                      $6,082,334.32
                                                                         -------------

                                 RECAPITULATION
                                  OCTOBER, 1998

Balance from Prior Month

    General Account                                      $ 5,555.18
                                                         ----------
         Bank    FIRST OF AMERICA BANK, N.A. MICHIGAN
         Branch  OKEMOS, MICHIGAN
         Account #62-30079367

    General Account                                      $
                                                         ----------
         Bank
         Branch
         Account #

    Tax Account                                          $
                                                         ----------
         Bank
         Branch
         Account #

Balance to Carry Forward to Next Month

    General Account                                      $   654.32
                                                         ----------

    General Account                                      $
                                                         ----------

    Tax Account                                          $
                                                         ----------

                               POWERTEL USA, INC.
                             EAST LANSING, MICHIGAN
                             BANK ACCOUNT SUMMARIES
                                    #97-31265
                                  OCTOBER, 1998



                                                                    FIRST OF
DATE                    DESCRIPTION                                 AMERICA
--------                ---------------------------                 ----------

10.01.98                BEGINNING BALANCE                           $ 5,555.18

10.31.98                TOTAL DEPOSITS                              $     0.00

10.30.98                BANK SERVICE CHARGE                         $     7.85
10.31.98                CHECKS WRITTEN PER ATTACHED                 $ 4,893.01
                                                                    ----------

10.31.98                BALANCE                                     $ 4,900.86
                                                                    ==========

RUN DATE: 11/04/98             POWERTEL USA, INC.                        PAGE: I
SYS DATE: 10/31/99             TRANSACTION JOURNAL                TIME: 02:33 PM


SOURCE       POSTING      CREDIT
JOURNAL      DATE         ACCOUNT NO                BATCH TOTAL               JOURNAL COMMENT

CD-0001      10/31/98     1020-000-00               4,893.01                  DISBURSEMENTS

CHECK NO     DATE         COMMENT                                  DEBIT ACCT      TRANS AMOUNT
----------   --------     ------------------------                -----------      ------------
0001204      10/02/98     CASEY & BOOG                            6600-000-00            167.00
0001205      10/02/98     CASEY & BOOG                            6600-000-00             95.00
0001206      10/02/98     UPS                                     6000-000-00             12.00
0001207      10/02/98     CABO                                    6900-000-00            500.00
0001208      10/09/98     US POSTMASTER                           6500-000-00            180.00
0001209      10/09/98     CASEY & BOOG                            6500-000-00             21.59
0001210      10/09/98     CORPORATE SERVICES                      7800-000-00            102.63
0001211      10/09/98     BILL STEPHENS PRODUCTION                6600-000-00            544.63
0001212      10/09/98     CASEY & BOOG                            6600-000-00            167.00
0001213      10/12/98     KNUTSON TRAVEL PORT                     7900-000-00            302.00
0001214      10/12/98     PAUL GOEBEL GROUP                       6100-000-00            407.70
0001215      10/15/99     NEVADA DEPARTMENT OF
                            TAXATION                              2110-005-00              5.00
0001216      10/15/98     STATE OF MICHIGAN                       2110-003-00            403.00
0001217      10/15/98     UPS                                     6000-000-00             48.00
0001218      10/18/98     CASEY & BOOG                            6600-000-00             95.00
0001219      10/21/98     AT&T                                    7800-000-00             13.08
0001220      10/21/98     SPRINT                                  7800-000-00            133.12
0001221      10/21/98     CORPORATE STOCK TRANSFER                7900-000-00             54.85
0001222      10/21/98     ROBERT LINDBERG CPA                     5050-000-00            198.90
0001223      10/22/98     ELLIE SOPER                             6600-000-00             50.00
0001224      10/22/98     CASEY 4 BOOG                            6600-000-00            150.00
0001225      10/22/98     ENOS CHRISTIE                           6600-000-00            500.00
0001226      10/26/99     PAUL GOEBEL GROUP                       6110-000-00            529.84
0001227      10/28/98     UPS                                     6000-000-00             12.00
0001228      10/29/90     AMERITECH                               7800-000-00             38.67
0001229      10/30/98     CASEY & BOOG                            6600-000-00            150.00
0001230      10/30/98     UPS                                     6000-000-00             12.00
                                                                                      ---------

                                                      JOURNAL CD-0001 TOTALS:          4,893.01
                                                                                      ---------
                                                      SOURCE CD TOTALS:                4,893.01
                                                                                      ---------
                                                      REPORT TOTALS:                   4,893.01
                                                                                      =========

                                INCOME STATEMENT
                                 (Accrual Basis)
                       OCTOBER 1, 1997 TO OCTOBER 31, 1998

                                                  Current         Year to
                                                  Month           Date
                                                  ------------    -------------

Income                                            $               $
                                                  ------------    -------------
Cost of Goods Sold
         Beginning Inventory                      $               $
                                                  ------------    -------------
         Inventory Purchases                      $               $
                                                  ------------    -------------
         Ending inventory                         $               $
                                                  ------------    -------------

         Total Costs of Goods Sold                $               $
                                                  ------------    -------------

Operating Expenses
         Salaries and Wages                       $               $   73,200.00
                                                  ------------    -------------
         Employee Benefits                        $     529.84    $    1,059.86
                                                  ------------    -------------
         Shipping & Freight                       $      84.00    $    1,722.02
                                                  ------------    -------------
         Rent                                     $     500.00    $    1,000.00
                                                  ------------    -------------
         Secured Debt Payments                    $               $
                                                  ------------    -------------
         Outside Services                         $   1,198.63    $    6,316.56
                                                  ------------    -------------
         Telephone                                $     287.50    $    1,457.15
                                                  ------------    -------------
         Repairs & Maintenance                    $               $
                                                  ------------    -------------
         Miscellaneous Office Expense             $     209.44    $    2,523.60
                                                  ------------    -------------
         Advertising                              $               $
                                                  ------------    -------------
         Travel & Entertainment                   $     356.85    $   21,575.41
                                                  ------------    -------------
         Professional Fees                        $     198.90    $   53,368.57
                                                  ------------    -------------
         Court Costs                              $               $   19,372.00
                                                  ------------    -------------
         Insurance: Liability                     $               $
                                                  ------------    -------------
                    Property                      $     407.70    $      407.70
                                                  ------------    -------------
                    Vehicle                       $               $
                                                  ------------    -------------
                    Worker's Compensation         $               $
                                                  ------------    -------------
                    Other - Bond                  $               $     (920.00)
                                                  ------------    -------------
         Taxes:     Payroll                       $       5.00    $    6,961.96
                                                  ------------    -------------
                    Sales                         $               $
                                                  ------------    -------------
                    Income                        $               $
                                                  ------------    -------------
                    Real Property                 $               $
                                                  ------------    -------------
                    Personal Property             $               $
                                                  ------------    -------------

         Total Operating Expenses                 $   4,497.86    $  188,044.83
                                                  ------------    -------------
         Total Profit (Loss) from Operations      $  (4,497.86)   $ (188,044.83)
                                                  ------------    -------------

         Other Income (Expense)                   $               $
                                                  ------------    -------------
                  Gain (Loss) on Sale of Assets   $               $
                                                  ------------    -------------
                  Interest Expense                $               $
                                                  ------------    -------------
                  Interest Income                 $               $
                                                  ------------    -------------
                  Dividend Income                 $               $       16.34
                                                  ------------    -------------
                  Herth Printing Income (loss)    $  (7,067.00)   $  (36,416.00)
                                                  ------------    -------------
                  Total                           $  (7,067.00)   $  (36,399.66)
                                                  ------------    -------------

         Total Profit (Loss) for Month            $ (11,564.86)   $ (224,444.49)
                                                  ------------    -------------

                               CASH FLOW STATEMENT
                                  OCTOBER, 1998

                                                              Projected
                                                Current      For current
                                                 Month          Month
                                              -----------    -----------

Receipts:

         Sales (Cash Only)                    $              $
                                              -----------    -----------
         Collections of Accounts Receivable   $              $
                                              -----------    -----------
         Other Income                         $              $
                                              -----------    -----------

Total Receipts                                $              $
                                              -----------    -----------

Disbursements:

         Purchases and Inventory              $              $
                                              -----------    -----------
         Salaries and Wages                   $              $
                                              -----------    -----------
         Employee Benefits                    $    529.84    $
                                              -----------    -----------
         Shipping &  Freight                  $     84.00    $
                                              -----------    -----------
         Rent                                 $    500.00    $
                                              -----------    -----------
         Secured Debt Payments                $              $
                                              -----------    -----------
         Outside Services                     $  1,918.63    $
                                              -----------    -----------
         Telephone                            $    287.50    $
                                              -----------    -----------
         Repairs & Maintenance                $              $
                                              -----------    -----------
         Miscellaneous Office Expense         $    209.44    $
                                              -----------    -----------
         Advertising                          $              $
                                              -----------    -----------
         Travel & Entertainment               $    356.85    $
                                              -----------    -----------
         Professional Fees                    $    198.90    $
                                              -----------    -----------
         Court Costs                          $              $
                                              -----------    -----------

Insurance: Liability                          $              $
                                              -----------    -----------
           Property                           $    407.70    $
                                              -----------    -----------
           Vehicle                            $              $
                                              -----------    -----------
           Worker's Compensation              $              $
                                              -----------    -----------
           Other                              $              $
                                              -----------    -----------

Taxes:     Payroll                            $    408.00    $
                                              -----------    -----------
           Sales                              $              $
                                              -----------    -----------
           Income                             $              $
                                              -----------    -----------
           Real Property                      $              $
                                              -----------    -----------
           Personal Property                  $              $
                                              -----------    -----------

Total Disbursements                           $  4,900.86    $
                                              -----------    -----------

Cash Flow                                     $ (4,900.86)   $
                                              -----------    -----------

                              Monthly Questionnaire

I.       Accounts Payable and Receivable Aging:

         Attach an Accounts Payable and Receivable Aging Schedule, identifying in chronological (or reverse chronological) order every debt which came due after the commencement of the bankruptcy case but has not been paid, and specifying the creditor by name and address, the nature of the debt (e.g., rent, advertising, wages, etc.), the amount owed and the date on which the obligation came due. Provide summary information below for both accounts payable and accounts receivable:


--------------------------------------------------------------------------------
                                      Accounts Payable     Accounts Receivable
--------------------------------------------------------------------------------
Less Than 31 Days Past Due
--------------------------------------------------------------------------------
31 to 60 Days Past Due
--------------------------------------------------------------------------------
61 to 90 Days Past Due
--------------------------------------------------------------------------------
91 to 120 Days Past Due
--------------------------------------------------------------------------------
Over 120 Days Past Due
--------------------------------------------------------------------------------

II.      Payments to Secured Creditors and Lessors:

         Identify every secured Creditor and lessor by name and address, and provide the requested information. Where there is a postpetition stipulation or court order governing the creditor's treatment, respond on the basis of that stipulation or order; otherwise, respond on the basis of the prepetition contract or lease.


---------------------------------------------------------------------------------------------------------
Creditor Name and Address    Payment Period    Periodic    Date of      Post Petition Payments
                                (mo/wk)        Payment     Last            Made             Missed
                                               Amount      Payment      No.    Amount    No.       Amount
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

MONTHLY QUESTIONNAIRE
Page 2


III. Tax Liability

                  Gross Payroll Expense for Report Month:                  $ -0-
                                                                           -----

                  Gross Sales Subject to Sales Tax for Report Month:       $ -0-
                                                                           -----


-----------------------------------------------------------------------------------------------------------
                                    Date Paid     Amount Paid      Due But Not Paid     Accrued But Not Due
-----------------------------------------------------------------------------------------------------------
Federal Payroll & Withholding
-----------------------------------------------------------------------------------------------------------
State Payroll & Withholding                                                                 57.60
-----------------------------------------------------------------------------------------------------------
State Sales & Use
-----------------------------------------------------------------------------------------------------------

IV.  Insurance Coverage


-------------------------------------------------------------------------------------------------
                                Carrier/Agent    Amount of      Policy Expiration    Policy Paid
                                Name             Coverage       Date                 Through Date
-------------------------------------------------------------------------------------------------
Worker's Compensation
Liability
-------------------------------------------------------------------------------------------------
Fire & Extended Coverage
-------------------------------------------------------------------------------------------------
Property
-------------------------------------------------------------------------------------------------
Theft
-------------------------------------------------------------------------------------------------
Vehicle
-------------------------------------------------------------------------------------------------
Life (Beneficiary):
-------------------------------------------------------------------------------------------------
Other (specify):
-------------------------------------------------------------------------------------------------

V.   Postpetition Payments


     A. Has the Debtor made any payments outside of the ordinary course of business to any officers, shareholders, directors, other principals or insider-employees or to professionals without specific authorization under
     a Bankruptcy Court order?    NO

     If the answer is yes, identify each person paid, the date and amount of such payment(s) and the basis for each such payment.

     B. Has the Debtor, following the commencement of the bankruptcy case, made any payments on account of prepetition unsecured debts, except as
     specifically authorized by the Bankruptcy Court?    NO

     If the answer is yes, identify each person paid, the date and amount of such payment(s) and the basis for each such payment.

MONTHLY QUESTIONNAIRE
Page 3


VI.  Narrative

     Provide a brief narrative report of any significant events outside of the ordinary course of business which occurred during the Report Month:




VII.     U.S. Trustee Fees


-----------------------------------------------------------------------------------------------
Quarter Ending   Total             Quarterly Fee    Amount Paid     Date Paid   Total Quarterly
                 Disbursement                                                   Fees Due But
                 During Quarter                                                 Not Paid
-----------------------------------------------------------------------------------------------






-----------------------------------------------------------------------------------------------



     I declare under penalty of perjury that I have reviewed the income statement, cash flow statement, projections, balance sheet and monthly questionnaire attached hereto and, after making reasonable inquiry, believe that these documents are accurate and correct.


                DATED this 16 day of November, 1998.

                                       By: /s/ Richard Cascarilla